Bristow Group Inc. NEWS RELEASE Bristow Announces Initiation of Equity Analyst Coverage by The Benchmark Company HOUSTON, June 17, 2022 – Bristow Group Inc. (NYSE: VTOL), the world’s leading global provider of innovative and sustainable vertical flight solutions, today announced that an independent Wall Street equity research analyst firm, The Benchmark Company, has initiated coverage on the Company with initial “Buy” recommendations. About Bristow Group Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of major integrated, national and independent offshore energy companies. Bristow provides commercial search and rescue (SAR) services in several countries and public sector SAR services in the United Kingdom (U.K.) on behalf of the Maritime & Coastguard Agency (MCA). Additionally, the Company offers ad hoc helicopter and fixed wing transportation services. Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, Guyana, India, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the U.K. and the U.S. To learn more, visit our website at www.bristowgroup.com. Investors Bristow Group Inc. Jennifer Whalen +1 713.369.4692 InvestorRelations@bristowgroup.com Media Bristow Group Inc. Adam Morgan +1 832.783.7927 Adam.morgan@bristowgroup.com